UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Appointment of Chief Legal Officer.

On July 10, 2023, Meta Materials Inc. (also referred to herein as the “Company”, “we”, “us”, or “our”) announced the appointment of Mr. D. Daniel ("Dan") Eaton, as our Chief Legal Officer, effective July 12, 2023.

Mr. Eaton will join us as our Chief Legal Officer with a strong background in the technology industry. With previous General Counsel roles at Katena Computing Technologies, Inc., Netronome Systems, Inc., and Zilog Inc., Mr. Eaton brings a wealth of expertise in legal affairs and corporate governance. Beyond his legal expertise, Mr. Eaton has a successful track record in managing several 8-figure acquisitions, including significant transactions with Zilog, Inc. and IXYS Corporation, showcasing his strategic vision and ability to drive business growth through M&A activities. Mr. Eaton is licensed to practice law in the State of California and the United States Patent and Trademark Office and is well-versed in intellectual property rights and protection strategies. He also holds 12 issued patents on a variety of technical innovations. Mr. Eaton's education encompasses both legal and technical knowledge, having received a Juris Doctor from Santa Clara University and a Bachelor of Science degree from New Mexico State University.

A copy of this press release announcing Mr. Eaton's appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated July 10, 2023, issued by Meta Materials Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	July 10, 2023	By:	/s/ George Palikaras
George Palikaras President and Chief Executive Officer